EXHIBIT 99.1

TRANSUITE.ORG INC. Announces Proposed Acquisition of 51% Equity Interest in Zhongke Haichuang, a Leading Payment Technology Solutions Provider, to Advance Global Expansion

LAS VEGAS, Nevada – September 9, 2026 – TRANSUITE.ORG INC. (Ticker: TRSO), an AI-driven business solutions innovator headquartered in Nevada, today announced that it entered into a Letter of Intent (the“LOI”) on September 2, 2026 with Zhongke Haichuang (Fujian) Technology Co., Ltd. (“Zhongke Haichuang”) to acquire a 51% equity interest in Zhongke Haichuang through the issuance of shares of TRSO common stock. The parties currently expect to execute the definitive acquisition documents on or before March 31, 2027.

Zhongke Haichuang (Fujian) Technology Co., Ltd. is a company duly incorporated and validly existing under the laws of the People’s Republic of China, with its registered operating headquarters in the Fuzhou High-Tech Zone. The company is a Douyin independent software service provider (ISV) and an integrated value-added service provider (IVS). It has independently developed the “Zhongke · Fukelai” full-domain AI SaaS digital system and owns dozens of software copyrights and registered trademarks. Its product portfolio covers merchant management backend APPs, business creator-side APPs, digital-human livestreaming, AI cloud promotion, AI cloud editing, merchant mini-programs and other end-to-end digital tools.

Douyin and TikTok are both short-video products within the ByteDance group, serving the China market and international markets, respectively. As of June 2026, the Douyin app had more than 1 billion monthly active users in China and continued to lead China’s short-video industry. Meanwhile, according to information published by TikTok, its global community includes more than 1 billion users, including approximately 189 million average monthly users in the European Union during the first half of 2026. As Douyin continues to expand beyond short-form video into e-commerce, local services and merchant digitalization, payment capabilities have become an increasingly important component of its digital-commerce infrastructure.

China’s digital payment market is currently dominated by WeChat Pay and Alipay. Douyin Pay operates under a Payment Business License issued by the People’s Bank of China. Leveraging Douyin’s substantial user base, its expanding digital-commerce ecosystem and licensed payment infrastructure, Douyin Pay is expected to continue expanding its presence and market share, with the potential to become one of China’s top three digital payment platforms.

Zhongke Haichuang is a core integrated value-added service provider (IVS) for Douyin Pay and ranks among the leading providers in the industry in terms of overall capabilities. It has a fully self-developed technology support system and a nationwide operations and service team, enabling it to provide Douyin Pay with comprehensive technology and service support ranging from merchant onboarding and system integration to operations and promotion. It is a key technology and service partner within the Douyin Pay ecosystem.

Zhongke Haichuang focuses on Douyin Pay, Douyin in-store payment and multi-channel aggregated payment collection services. It has connected dedicated local traffic channels and established a complete digital operating loop for physical merchants. At the same time, Zhongke Haichuang is developing the cross-border payments market and building a one-stop global fund settlement service system, with business scenarios covering cross-border income conversion for digital nomads, domestic payments for inbound tourists, cross-border e-commerce receipt and foreign-exchange settlement, overseas labor payroll distribution, and corporate cross-border fund aggregation.

The proposed acquisition represents an important strategic step for TRSO to expand its global AI business services footprint and enhance its enterprise digital solutions portfolio. By leveraging Zhongke Haichuang’s mature local digital services business and accumulated resources, TRSO expects to further enrich its business portfolio and expand its overall revenue scale and market-value growth potential. At the same time, with TRSO’s international capital-market platform and global resources, Zhongke Haichuang is expected to receive increased development support, accelerate expansion into international markets and ultimately create mutually beneficial growth for both parties.

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“We are very pleased to have reached this cooperation understanding with Zhongke Haichuang,” said Mengqing Fan, Chief Executive Officer of TRSO. “Zhongke Haichuang’s established presence and innovative capabilities in digitalization for physical merchants and cross-border payment services are highly aligned with our vision of using AI technology to empower the digital transformation of enterprises worldwide. This cooperation can help us strengthen our business portfolio and open new avenues for growth, while enabling both parties to combine their respective strengths to provide higher-quality AI digital solutions to customers around the world.”

“We look forward to working with TRSO,” said Chunsen Song, Chief Executive Officer of Zhongke Haichuang. “TRSO’s technological capabilities in artificial intelligence and its international capital-market resources will provide significant support for our overseas expansion and product and service upgrades. Through this cooperation, we look forward to bringing China’s mature experience in digital operations for physical merchants and cross-border payment solutions to global markets and achieving synergistic growth for both parties.”

The final terms of the Transaction will be determined following TRSO’s completion of comprehensive due diligence on Zhongke Haichuang. The parties intend to proceed with subsequent negotiations in good faith and endeavor to enter into a definitive acquisition agreement as soon as practicable.

About TRANSUITE.ORG INC.

TRANSUITE.ORG INC. (Ticker: TRSO) is a U.S. publicly listed company incorporated under the laws of the State of Nevada. As an AI-driven business solutions innovator, the company leverages AI technology to provide innovative business solutions to customers across multiple industries. The Company focuses on AI-driven digital transformation, enterprise technology solutions and strategic business expansion through acquisitions and partnerships in the United States and international markets.

About Zhongke Haichuang (Fujian) Technology Co., Ltd.

Zhongke Haichuang (Fujian) Technology Co., Ltd. is a high-technology enterprise registered in the Fuzhou High-Tech Zone in China. As an officially certified technology service provider for leading domestic internet platforms, the company independently develops full-domain AI SaaS digital systems and provides end-to-end digital operating tools for physical merchants. It has also built a globally compliant cross-border payment service system covering diverse scenarios, addressing industry pain points. The company owns dozens of software copyrights and registered trademarks and its business has maintained steady growth.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information concerning possible or anticipated future results relating to the Company’s business, financial condition, liquidity, results of operations, development plans and objectives. In some cases, forward-looking statements may be identified by terms such as “believe,” “may,” “estimate,” “continue,” “expect,” “intend,” “should,” “plan,” “hope,” “forecast,” “potential,” the negative of these terms, or other similar expressions. Statements made by the Company regarding the proposed transaction with Zhongke Haichuang (Fujian) Technology Co., Ltd. are forward-looking statements. Completion of the transaction is subject to the satisfaction of multiple conditions, and there can be no assurance that the transaction will be completed. All forward-looking statements are based on information available to the Company as of the date of this press release.

Contact

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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